UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  October 27, 2005

CORUMEL MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2005, Corumel Minerals Corp. (“Corumel”) signed a Letter of Intent with RCA Resources Corporation (“RCA”) for the proposed merger of the two companies.
Pursuant to the terms of the Letter of Intent, the parties agreed that Corumel and RCA will merge together to form a new Nevada corporation to be known as Centauros Corporation (“Newco”), with each shareholder of both Corumel and RCA receiving one common share in the capital of Newco for each common share held in either  the capital of Corumel or RCA.

The merger of the two companies is subject to the following conditions:

1.	Corumel is to complete its due diligence on RCA and its mineral properties.
2.	RCA is to complete its due diligence on Corumel.
3.	Corumel will seek and obtain shareholder approval to the proposed merger.
4.	RCA will seek and obtain shareholder approval to the proposed merger.
5.	RCA will obtain all necessary consents for the transfer of its assets to Newco.
6.	RCA will eliminate all known liability of RCA not incurred in the ordinary course of business.
7.	RCA will be required to produce up to date audited financial statements.
8.	Corumel will prepare and file all required documents and information with the applicable regulatory authorities to give effect to the proposed merger.

The parties are currently conducting due diligence on the other party. At this time, no closing date has been set as the parties continue to negotiate the closing terms.

Corumel currently has 9,270,500 shares of common stock issued and outstanding, which are quoted on the OTCBB under the symbol “CORU”. As a result of the transactions contemplated by the LOI, there will be a change in control of Corumel.

See Exhibit 10.1 - Letter of Intent attached to this Current Report for more details.

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Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Letter of Intent dated October 27, 2005 between Corumel Minerals Corp. and RCA Resources Corporation	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Corumel Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

CORUMEL MINERALS CORP.

Dated: October 28, 2005                       By: /s/ Chris Roth
                          Chris Roth - CEO & President

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EHIBIT 10.1

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Corumel Minerals Corp.
575 Madison Avenue, 10th Floor
New York, New York
10022-2511

October 27, 2005
RCA Resources Corporation
c/o BP 1349
Rue de la Republique
Bangui, Central Africa Republic

Attention: Mr. Didier Llinas

Dear Sirs:

Re: Proposed Merger

This Letter of Intent confirms the discussions concerning the proposed merger of Corumel Minerals Corp. (“Corumel”) and RCA Resources Corporation (“RCA”).

This Letter of Intent sets forth the terms and conditions of the proposed merger, which, when accepted by RCA, sets forth our agreement in principle to proceed to enter into a more formal merger agreement (the “Formal Agreement”) on the terms and conditions set out below.

Background

For the purposes of the proposed merger, each of Corumel and RCA has relied upon the following information:

(a)
Corumel is a Nevada corporation duly incorporated and organized, and in good standing with the Nevada Secretary of State, is fully reporting with the United States Securities & Exchange Commission, and is listed for quotation on the OTC Bulletin Board.

(b)	RCA is a Nevada corporation duly incorporated and organized, and in good standing with the Nevada Secretary of State.

(c)	RCA is the beneficial owner, through its wholly-owned subsidiary, of certain mineral properties located in the Central Africa Republic.

(d)	There are currently 76 million common shares in the capital stock of RCA issued and outstanding.

Proposed Acquisition

Based on the foregoing information and subject to the terms and conditions set out in this Letter of Intent, we confirm the following:

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1.
Corumel and RCA will merge together to form a new Nevada corporation to be known as Centauros Corporation (“Newco”), with each shareholder of both Corumel and RCA receiving one common share in the capital of Newco for each common share held in either  the capital of Corumel or RCA.

2.	The proposed merger will be subject to the following conditions:

a.	Corumel will complete its due diligence on RCA and its mineral properties, to the satisfaction of Corumel.

b.	RCA will complete its due diligence on Corumel, to the satisfaction of RCA.

c.	Corumel will seek and obtain shareholder approval to the proposed merger.

d.	RCA will seek and obtain shareholder approval to the proposed merger.

e.	RCA will obtain all necessary consents for the transfer of its assets to Newco.

f.	RCA will eliminate all known liability of RCA not incurred in the ordinary course of business.

g.	RCA will be required to produce up to date audited financial statements, at its sole expense.

h.	Corumel will prepare and file all required documents and information with the applicable regulatory authorities to give effect to the proposed merger.

i.	The board of directors of Corumel will adopt a resolution approving the Formal Agreement.

j.	The board of directors of RCA will adopt a resolution approving the Formal Agreement

k.	Corumel and RCA will sign the Formal Agreement.

3.
Pending the closing of the merger, Corumel and its representatives will have, at reasonable times and with minimal disruption, access to RCA’s books and records, financial and operating data, material contracts and other information with respect to the business as Corumel will reasonably request.

4.	All information will be kept confidential and will be divulged by the parties only to their respective principals and professional advisors.

5.
Prior to signing of the Formal Agreement and so long as negotiations on this proposal continue and are being pursued in good faith, RCA agrees neither to solicit expressions of interest nor offers from any other parties concerning the sale of its assets nor to negotiate same or to take any steps in furtherance thereof.

6.	The Formal Agreement will also contain representations, warranties, covenants and closing procedures normal and usual in a transaction of this nature and will provide for a closing date.

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Miscellaneous

7.
Each of the parties will pay their own costs, expenses and fees (including, without limitation, legal counsel) incurred in connection with the preparation, execution and the consummation of this Letter of Intent and the Formal Agreement.

8.
This Letter of Intent and the Formal Agreement will be interpreted in accordance with the laws of the State of Nevada and will enure to the benefit of and be binding upon Corumel and RCA and their respective successors and permitted assigns.

9.	The parties agree that this Letter of Intent constitutes the entire agreement and understanding between the parties with respect to the proposed merger.

10.
Corumel and RCA agree to sign such further and other deeds and documents, including without limitation, the Formal Agreement and to give such further and other assurances as may be necessary to fully implement this Letter of Intent.

If the foregoing accurately sets forth your understanding of our agreement, please sign this Letter of Intent where indicated below which will then form a binding agreement between us, subject only to the terms and conditions aforesaid. We will then immediately begin our due diligence and preparation of the Formal Agreement.

Yours truly,

Corumel Minerals Corp.

Per: /s/ Chris Roth
Authorized Signatory

Chris Roth - President
Name of Signatory

ACCEPTED AND AGREED TO THIS 27th DAY OF OCTOBER, 2005:

RCA Resources Corporation

Per: /s/ Didier Llinas
 Authorized Signatory

Didier Llinas - Corporate Secretary
Name of Signatory

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